        As filed with the Securities and Exchange Commission on August 13,  1997
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                -------------

                           NEW ERA OF NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

                                -------------

           Delaware                                             84-1234845
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                       7400 East Orchard Road, Suite 230
                              Englewood, CO 80111
          (Address, including zip code of Principal Executive Offices)

                                -------------

                             1995 Stock Option Plan
                       1997 Employee Stock Purchase Plan
                           1997 Director Option Plan
                           (Full title of the plans)

                                -------------

                           George F. (Rick) Adam, Jr.
                            Chief Executive Officer
                           New Era of Networks, Inc.
                       7400 East Orchard Road, Suite 230
                              Englewood, CO 80111
                                 (303) 694-3933
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -------------

                                   Copies to:
                            Mark L. Bertelsen, Esq.
                             Richard J. Hart, Esq.
                            Robert M. Tarkoff, Esq.
                            David M. Campbell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                              Palo Alto, CA 94304
                                 (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                     Proposed maximum       Proposed Maximum
             Title of Securities                 Amount to be         offering price       Aggregate Offering       Amount of
              to be registered                    registered            per share                Price           registration fee
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock
   $0.0001 par value:

 - Reserved or Outstanding under 1995 Stock

   Option Plan . . . . . . . . . . . . . .      2,333,333              $    8.55(1)        $19,949,997(1)       $  5,985

 - Reserved under 1997 Employee Stock
    Purchase   . . . . . . . . . . . . . .        216,666              $   10.20            $2,209,993(2)       $    663

 - Reserved under 1997 Director Option
    Plan   . . . . . . . . . . . . . . . .        100,000              $   14.06         $1,406,000.00(3)       $    422

 TOTAL . . . . . . . . . . . . . . . . . .      2,649,999                                  $23,565,990          $  7,070
=================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of (i) the weighted average exercise price of $6.37 per share for outstanding options to purchase a total of 1,673,051 shares of Common Stock and (ii) $14.06 per share (based on the average high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on August 6, 1997, for 660,282 shares of Common Stock reserved for issuance thereunder.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $11.95 per share (85% of $14.06, which is the average high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on August 6, 1997).

(3) Estimated in accordance with Rule 457 (h) solely for the purpose of calculating the filing fee on the basis of $10.20 per share (85% of $12.00, which was the price of the Registrant's Common Stock pursuant to its initial public offering).

================================================================================

                           NEW ERA OF NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission by the Registrant:

         1. The Registrant's Prospectus, filed on June 18, 1997 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         2. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1997, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on June 17, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain, and the Company's Amended and Restated Certificate of Incorporation does contain, a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividend or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law. The Company believes that the indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

         The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnifications will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit
        Number                           Description of Document
              4.1*      Certificate of Incorporation of Registrant dated May
                        21, 1997.

              4.2*      Amended and Restated Bylaws of Registrant as of June
                        23, 1997.

              4.3* Form of Amended and Restated Certificate of Incorporation of Registrant as filed upon the closing of the Company's Initial Public Offering.

              4.4*      1995 Stock Option Plan, as amended.

              4.5*      1997 Employee Stock Purchase Plan.

              4.6*      1997 Director Option Plan.

              5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of the securities being registered.

             23.1       Consent of Arthur Andersen LLP, Independent Auditors.

             23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

             24.1       Powers of Attorney (see page 5).

---------------------
(*) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-20189).

ITEM 9. UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on August 11, 1997.


                                        NEW ERA OF NETWORKS, INC.


                                        By:   /s/ Leonard M. Goldstein
                                           -------------------------------------
                                        Leonard M. Goldstein
                                        Senior Vice President, Senior Counsel
                                        and Secretary

                               POWER OF ATTORNEY

                 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George F. Adam, Jr. and Leonard M. Goldstein, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED:


               Signatures                                   Title                                Date
----------------------------------------  -----------------------------------------   -------------------------
     /s/ George F. Adam, Jr.               Chairman of the Board, Chief Executive               August 6, 1997
----------------------------------------   Officer, President and Director
        George F. Adam, Jr.


     /s/ Stephen E. Webb                   Senior Vice President and Chief                      August 5, 1997
----------------------------------------   Financial Officer
        Stephen E. Webb

    /s/ James C. Parks                    Vice President of Finance and Controller              August 5, 1997
----------------------------------------   (Principal Accounting Officer)
        James C. Parks


        /s/ Harold A. Piskiel              Senior Vice President, Chief Technical              August 11, 1997
----------------------------------------   Officer and Director
          Harold A. Piskiel

           /s/ Steven Lazarus              Director                                            August 11, 1997
----------------------------------------
            Steven Lazarus

          /s/ Mark L. Gordon               Director                                             August 5, 1997
----------------------------------------
            Mark L. Gordon

           /s/ James Reep                  Director                                             August 4, 1997
----------------------------------------
              James Reep

                               Index to Exhibits


           Exhibit
           Number                        Description of Document
           -------                       -----------------------
              4.1*      Certificate of Incorporation of Registrant dated May
                        21, 1997.

              4.2*      Amended and Restated Bylaws of Registrant as of June
                        23, 1997.

              4.3*      Form of Amended and Restated Certificate of
                        Incorporation of Registrant as filed upon the closing of the Company's Initial Public Offering.

              4.4*      1995 Stock Option Plan, as amended.

              4.5*      1997 Employee Stock Purchase Plan.

              4.6*      1997 Director Option Plan.

              5.1       Opinion of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation, as to the legality of the securities being registered.

             23.1       Consent of Arthur Andersen LLP, Independent Auditors.

             23.2       Consent of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation (included in Exhibit 5.1).

             24.1       Powers of Attorney (see page 5).

------------------

(*) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-20189).